                                   EXHIBIT 99A

                      CCFNB BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (Dollar Amounts in Thousands)


     The following table sets forth the composition of CCFNB's loan portfolio as of the date indicated:

                                                  For the Years Ended December 31,
                                                  --------------------------------
                                    2002          2001          2000          1999          1998
                                  --------      --------      --------      --------      --------
Commercial                        $ 15,033      $ 13,091      $ 14,412      $ 15,559      $  8,991
Tax Exempt                           3,535         1,947         2,747         2,124         2,512
Municipal Leases                         0             0           122           173            20
Real Estate-Construction             1,185         2,538         1,648         2,509         1,278
Real Estate                        123,746       115,716       106,604       102,108        96,742
Personal                             7,902         9,962        12,317        12,562         9,461

                                  $151,401      $143,254      $137,850      $135,035      $119,004
Unamortized Loan Fees net of
  Costs                                139            15           486            28            70
Unearned Discount                       76           279             4           584           376
                                  --------      --------      --------      --------      --------
Loans, Net                        $151,338      $142,990      $137,360      $134,423      $118,558
                                  ========      ========      ========      ========      ========

     The following table presents the percentage distribution of loans by category as of the date indicated:

                                                  For the Years' ended December 31,
                                                  --------------------------------
                                    2002           2001           2000           1999           1998
                                  --------       --------       --------       --------       --------
Commercial                            9.93%          9.14%         10.45%         11.57%          7.56%
Tax Exempt                            2.33%          1.36%          1.99%          1.58%          2.11%
Municipal Leases                      0.00%          0.00%          0.09%          0.13%          0.02%
Real Estate-Construction              0.78%          1.77%          1.20%          1.87%          1.07%
Real Estate                          81.73%         80.78%         77.33%         75.94%         81.29%
Personal                              5.22%          6.95%          8.94%          8.91%          7.95%

Total Loans                         100.00%        100.00%        100.00%        100.00%        100.00%

     The following table shows the maturity of loans in the specified categories of CCFNB's loan portfolio at December 31, 2002, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:

                                                         December 31, 2002
                                                         -----------------

                                                    Maturing      Maturing
                                       Maturing       After        After        Maturing
                                        In One      One Year     Five Years      After
                                         Year        Through      Through         Ten
                                       Or Less     Five Years    Ten Years       Years         Total
                                       -------     ----------    ---------       -----         -----
Amounts in Thousands
Commercial, Tax Exempt, Qualified
  Municipal Leases, Real Estate
  and Personal Loans                  $ 65,759      $ 61,467      $ 18,656      $  4,271      $150,153
Real Estate-Construction Loans           1,185             0             0             0         1,185
                                      --------      --------      --------      --------      --------
Total                                 $ 66,944      $ 61,467      $ 18,656      $  4,271      $151,338
                                      --------      --------      --------      --------      --------
Amount of Such Loans with:
  Predetermined Fixed Rates           $  9,955      $ 20,250      $ 12,944      $  4,271      $ 47,420
  Floating or Adjustable Rates          56,989        41,217         5,712             0      $103,918
                                      --------      --------      --------      --------      --------
Total                                 $ 66,944      $ 61,467      $ 18,656      $  4,271      $151,338
                                      ========      ========      ========      ========      ========

     The following table presents a summary of CCFNB's loan loss experience as of the dates indicated:

                                                                       For The Years Ended December 31,
                                                                       --------------------------------
                                                    2002             2001             2000             1999             1998
                                                 ---------        ---------        ---------        ---------        ---------
Loans Outstanding at End of Period               $ 151,338        $ 142,990        $ 137,360        $ 134,423        $ 118,558

Average Loans Outstanding During the Period      $ 147,545        $ 139,219        $ 134,325        $ 123,185        $ 116,771

Allowance for Loan Losses:
  Balance, Beginning of Period                   $   1,028        $   1,008        $     985        $     955        $     901
Loans Charged Off:
  Commercial and Industrial                            (29)             (94)               0               (5)               0
  Real Estate Mortgages                                (17)             (13)              (1)               0               (8)
  Consumer                                             (54)             (82)             (97)             (94)             (63)
  Municipal Leases                                       0                0                0                0                0
  Credit Cards                                           0                0                0               (1)             (12)
                                                 ---------        ---------        ---------        ---------        ---------
Total Loans Charged Off                               (100)            (189)             (98)            (100)             (83)
Recoveries:
  Commercial and Industrial                             19               14                5                8                3
  Real Estate Mortgages                                  0                0                3                0                8
  Consumer                                              42               29               55               43               34
  Lease Financing Receivables                            0                0                0                0                6
  Credit Cards                                           0                3                4                1                8
                                                 ---------        ---------        ---------        ---------        ---------
Total Recoveries:                                       61               46               67               52               59
                                                                                                                     ---------
Net Loans Charged Off                                  (39)            (143)             (31)             (48)             (24)
Provision for Loan Losses                              390              163               54               78               78
Balance, End of Period                           $   1,298        $   1,028        $   1,008        $     985        $     955
                                                 ---------        ---------        ---------        ---------        ---------

Net Loans Charged Off During the Period
  as a Percentage of Average Loans
  Outstanding During the Period                       0.03%            0.01%            0.02%            0.04%            0.02%

     The following table presents an allocation of CCFNB's allowance for loan losses as to indicated categories as of the dates indicated:

                                      For The Years Ended December 31,
                                      --------------------------------
                            2002        2001        2000        1999        1998
                           ------      ------      ------      ------      ------
Commercial                 $  406      $  372      $  173      $  270      $  202
Real Estate Mortgages         723         464         318         341         510
Consumer                       66          94          79          88         196
Credit Cards                    0           0           0           0           0
Municipal Leases                0           0           0           0           0
Unallocated                   103          98         438         286          47
                           ------      ------      ------      ------      ------
Total                      $1,298      $1,028      $1,008      $  985      $  955

     The following table presents a summary of CCFNB's nonaccrual, restructured and past due loans as of the date indicated:

                                                               For The Years Ended December 31,
                                                               --------------------------------
                                                     2002         2001         2000         1999         1998
                                                  -------      -------      -------      -------      -------
Nonaccrual, Restructured and Past Due Loans:
  Nonaccrual Loans                                $ 2,112      $   729      $   312      $   199      $   537
  Restructured Loans on Accrual Status                  0            0            0            0            0
  Accrual Loans Past Due 90 Days or More               50          969          344          157          415
                                                  -------      -------      -------      -------      -------
Total Nonaccrual, Restructured and Past
   Due Loans                                      $ 2,162      $ 1,698      $   656      $   356      $   952

Other Real Estate                                 $    68      $     0      $     0      $     0      $    24

Interest Income That Would Have Been
  Recorded Under Original Terms                   $63,462      $37,712      $24,225      $16,089      $55,411

Interest Income Recorded During the Period        $67,873      $61,568      $ 5,023      $     0      $ 9,609


72